                         EXHIBIT (10)(k)

                           PURCHASE & SALE AGREEMENT



     This Agreement is entered into this 31st day of March, 1997 between AMATECH Corporation located at 916 Main Street, Acton, Ma 01720 (Amatech) and NuMED Surgical, Inc. residing at 6505 Rockside Road, Suite 425, Independence, OH 44131 (NuMED).

1.0  PURCHASE PRICE

Amatech agrees to pay $65,000 cash and assume $22,000 of NuMED payables owed to Amatech for the following:

2.0  ASSETS PURCHASED

     2.01  $42,000 of NuMED receivables to be collected as follows:
           - 60% of all NuMED receipts must be paid directly to Amatech on a weekly basis, until Amatech has been paid $42,000.
           - If NuMED payables to Amatech exceed $22,000 at the time of signing, Amatech shall increase it's share of NuMED receivables by the same corresponding amount, said additional amount is to be comprised of the first receivables collected by NuMED.

     2.02 Patient positioning training aids, demo table, product artwork, product photos, sales leads

     2.03 All rights to contact and conduct business with NuMED customers, dealers, distribution affiliates and all sales channels utilized by NuMED for patient positioning products, pads and disposables.

     2.04 All NuMED customer files, information, and sales history pertaining to patient positioning products, disposables and pads.

     2.05  NuMED's 800 phone line.

     2.06 Any and all other assets pertaining to the business of design, manufacture, sales or marketing of patient positioning products, disposables and pads.

     2.07 All inventory of patient positioning products, disposables and pads, including but not limited to those outlined in schedule "A".

3.0  TERMS AND CONDITIONS

     3.01 Michael Diroff must be freed from any employment agreement(s), and all obligations contained therein, or guarantee(s) associated with NuMED including but not limited to non-compete agreement(s) or clause(s), customer/dealer/distribution confidentiality agreement(s) and loan guarantee(s).

     3.02 Amatech shall not assume any liabilities of NuMED (except as outlined in Section 3.05 of this Agreement) and to that end NuMED agrees to hold Amatech harmless from any such liabilities and further agrees to make every effort to protect Amatech from any such liabilities.

     3.03  NuMED warrants that the receivables are free of encumbrances.

     3.04 Amatech will honor any and all warranty claims on Amatech products sold by NuMED.

     3.05 NuMED shall not assume any liabilities related to Amatech Product sold by NuMED and to that end Amatech agrees to hold NuMED harmless from any such liabilities and further agrees to make every effort to protect NuMED from any such liabilities.

4.0  CLOSING

     4.01 The closing of the transaction shall be upon the signing of this Agreement and the receipt of a certified check from Amatech by NuMED. Effective date of this Agreement is March 31, 1997.

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be amended except in writing signed by the parties hereto.


AMATECH CORPORATION

BY:  Kip Van Steenburg

Signature:  /s/ Kip Van Steenburg
          -----------------------------

Title: President


NUMED SURGICAL, INC.

By: Jugal K. Taneja

Signature:  /s/ Jugal K. Taneja
          -----------------------------

Title: CEO and Chairman



By: Michael J. Diroff

Signature: /s/ Michael J. Diroff
          -----------------------------

Title: President/Director



By: Robert Ottman

Signature: /s/ Robert Ottman
          -----------------------------

Title: Director